Exhibit 99.1
Ichor Holdings, Ltd. Announces Third Quarter 2023 Financial Results
FREMONT, Calif., November 6, 2023–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment, today announced third quarter 2023 financial results.
Third quarter 2023 highlights:
•Revenues of $197 million, at the upper end of the guidance range communicated in August;
•Gross margin of 12.2% on a GAAP basis and 13.1% on a non‑GAAP basis; and
•Earnings per share of $(0.36) on a GAAP basis and $0.07 on a non-GAAP basis.
"As expected, in Q3 Ichor's revenues returned to sequential growth, and rebounded near the upper end of our guidance range with a 6% increase compared to Q2," commented Jeff Andreson, chief executive officer. "With a similar level of revenues expected again for Q4, our full year expectations are consistent with our forecasts communicated throughout the year. We continue to be focused on maintaining critical R&D investments to enable our technology roadmap, which includes developing proprietary, higher-margin new products and winning evaluation programs that will help drive revenue outperformance and strong operating leverage as our revenues rebound in the coming quarters and years."

	Q3 2023	Q2 2023	Q3 2022
	(dollars in thousands, except per share amounts)
U.S. GAAP Financial Results:
Net sales	$196,761	$185,008	$355,643
Gross margin	12.2%	13.9%	17.9%
Operating margin	(2.5)%	(1.6)%	9.2%
Net income (loss)	$(10,425)	$(20,656)	$29,031
Diluted EPS	$(0.36)	$(0.71)	$1.00

	Q3 2023	Q2 2023	Q3 2022
	(dollars in thousands, except per share amounts)
Non-GAAP Financial Results:
Gross margin	13.1%	14.5%	18.0%
Operating margin	2.2%	2.9%	11.6%
Net income	$2,097	$707	$35,354
Diluted EPS	$0.07	$0.02	$1.22

U.S. GAAP Financial Results Overview
For the third quarter of 2023, revenue was $196.8 million, net loss was $(10.4) million, and net loss per basic and diluted share (“diluted EPS”) was $(0.36). This compares to revenue of $185.0 million and $355.6 million, net income (loss) of $(20.7) million and $29.0 million, and diluted EPS of $(0.71) and $1.00, for the second quarter of 2023 and third quarter of 2022, respectively.

Non-GAAP Financial Results Overview
For the third quarter of 2023, non-GAAP net income was $2.1 million and non-GAAP diluted EPS was $0.07. This compares to non-GAAP net income of $0.7 million and $35.4 million, and non-GAAP diluted EPS of $0.02 and $1.22, for the second quarter of 2023 and third quarter of 2022, respectively.

Fourth Quarter 2023 Financial Outlook
For the fourth quarter of 2023, we expect revenue to be in the range of $190.0 million to $205.0 million. We expect GAAP diluted EPS to be in the range of $(0.30) to $(0.20) and non-GAAP diluted EPS to be in the range of $(0.03) to $0.17.
This outlook for non‑GAAP diluted EPS excludes amortization of intangible assets of approximately $3.2 million and share-based compensation expense of approximately $4.7 million, as well as the related income tax effects. Non-GAAP diluted EPS should be considered in addition to, but not as a substitute for, our financial information presented in accordance with GAAP.

Balance Sheet and Cash Flow Results
We ended the third quarter of 2023 with cash and cash equivalents of $75.9 million, a decrease of $8.7 million from the prior quarter and a decrease of $10.5 million from the prior year ended December 30, 2022. The decrease of $8.7 million during the third quarter was primarily due to net payments on our credit facilities of $11.9 million and capital expenditures of $2.4 million, partially offset by net cash provided by operating activities of $4.0 million. The decrease during the nine months ended September 29, 2023 was primarily due to net payments on our credit facilities of $20.6 million and capital expenditures of $13.2 million, partially offset by net cash provided by operating activities of $20.1 million.
Our cash provided by operating activities of $20.1 million during the nine months ended September 29, 2023 consisted of net loss of $31.1 million, offset by net non-cash charges of $48.4 million, consisting primarily of depreciation and amortization of $26.0 million, share-based compensation expense of $12.7 million, and deferred income taxes of $9.4 million, and a decrease in our net operating assets and liabilities of $2.7 million. Deferred taxes consists primarily of an $11.1 million charge related to a valuation allowance recorded against our U.S. federal and state deferred tax assets in the second quarter of 2023.
The decrease in our net operating assets and liabilities of $2.7 million during the nine months ended September 29, 2023 was primarily due to a decrease in accounts receivable and inventories of $33.0 million and $16.8 million, respectively, partially offset by a decrease in accounts payable and accrued and other liabilities of $34.8 million and $20.9 million, respectively.

Use of Non-GAAP Financial Results
In addition to U.S. GAAP results, this press release also contains non-GAAP financial results, including non‑GAAP gross profit, non‑GAAP operating income, non‑GAAP net income, non‑GAAP diluted EPS, and free cash flow. Management uses certain non-GAAP metrics to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. Non-GAAP gross profit, operating income, and net income are defined as: gross profit, operating income (loss), or net income (loss), respectively, excluding (1) amortization of intangible assets, share-based compensation expense, and discrete or infrequent charges and gains that are outside of normal business operations, including acquisition-related costs, contract and legal settlement gains and losses, facility shutdown costs, and severance costs associated with reduction-in-force programs, to the extent they are present in gross profit, operating income (loss), and net income (loss), respectively; and (2) the tax impacts associated with these non-GAAP adjustments, as well as non-recurring discrete tax items, including the impact of deferred tax asset valuation allowances. All non-GAAP adjustments are presented on a gross basis; the related income tax effects, including current and deferred income tax expense, are included in the adjustment line under the heading "Tax adjustments related to non-GAAP adjustments". Non-GAAP diluted EPS is defined as non-GAAP net income divided by weighted average diluted ordinary shares outstanding during the period. Non-GAAP gross margin and non-GAAP operating margin are defined as non-GAAP gross profit and non-GAAP operating income, respectively, divided by net sales. Free cash flow is defined as cash provided by or used in operating activities, less capital expenditures. Tables showing these metrics on a GAAP and non-GAAP basis, with reconciliation footnotes thereto, are included at the end of this press release.
Non-GAAP results have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for our results reported under GAAP. Other companies may calculate non-GAAP results differently or may use other measures to evaluate their performance, both of which could reduce the usefulness of our non-GAAP results as a tool for comparison.
Because of these limitations, you should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results and you should not infer from our presentation of non-GAAP results that our future results will not be affected by these expenses or other discrete or infrequent charges and gains that are outside of normal business operations.

Conference Call
We will conduct a conference call to discuss our third quarter 2023 results and business outlook today at 1:30 p.m. PT.
To listen to a live webcast of the call, please visit our investor relations website at https://ir.ichorsystems.com, or go to the live link at https://www.webcast-eqs.com/register/ichor110623/en. To listen via telephone, please call (877) 407‑0989 (domestic) or +1 (201) 389‑0921 (international), conference ID: 13741625. After the call, an on-demand replay will be available at the same webcast link.

About Ichor
We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components primarily for semiconductor capital equipment, as well as other industries such as defense/aerospace and medical. Our primary product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also provide precision-machined components, weldments, e-beam and laser welded components, precision vacuum and hydrogen brazing, surface treatment technologies, and other proprietary products. We are headquartered in Fremont, CA. https://ir.ichorsystems.com.

We use a 52- or 53-week fiscal year ending on the last Friday in December. Our fiscal years ended December 29, 2023 and December 30, 2022 are each 52 weeks. References to 2023 and 2022 relate to the fiscal years then ended. The three-month periods ended September 29, 2023, June 30, 2023, and September 30, 2022 were each 13 weeks. References to the third quarter of 2023, second quarter of 2023, and third quarter of 2022 relate to the three-month periods then ended.

Safe Harbor Statement
Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "guidance," "expects," "intends," “may,” “will,” "projects," "plans," “predicts,” "believes," “could,” "estimates," "targets," "anticipates," “look forward,” and similar expressions are used to identify these forward-looking statements.
Examples of forward-looking statements include, but are not limited to, statements regarding financial results for our fourth fiscal quarter of 2023, statements regarding the impacts of current macroeconomic conditions, U.S. export restrictions on semiconductor-related goods and services, materials or component shortages from suppliers, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including: (1) geopolitical, economic and market conditions, including heightened inflation, slower growth or recession, changes to fiscal and monetary policy, higher interest rates, currency fluctuations, challenges in the supply chain and any disruptions in European economies as a result of the conflict in Ukraine, (2) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (3) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (4) negotiating leverage held by our customers, (5) competitiveness and rapid evolution of the industries in which we participate, (6) risks associated with weakness in the global economy and geopolitical instability, (7) keeping pace with developments in the industries we serve and with technological innovation generally, (8) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (9) managing our manufacturing and procurement process effectively, (10) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, (11) dependence on a limited number of suppliers, and (12) the impact of the COVID‑19 pandemic, any related or unrelated public health threat or fear of such event on economic activity, us and our customers, suppliers, employees, and other business relations, including, but not limited to, demand for our products, workforce availability, and costs to manufacture our products. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors, and uncertainties identified in the "Risk Factors" section of our Annual Report on Form 10‑K for the year ended December 30, 2022 and any other periodic reports that we may file with the SEC.
All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in our expectations, future events or developments, or otherwise, except as required by law.
Contact:
Greg Swyt, CFO 510-897-5200
Claire McAdams, IR & Strategic Initiatives 530-265-9899
ir@ichorsystems.com
Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	September 29, 2023	June 30, 2023	December 30, 2022	September 30, 2022
Assets
Current assets:
Cash and cash equivalents	$75,933	$84,608	$86,470	$56,463
Accounts receivable, net	103,350	95,760	136,321	183,297
Inventories	266,900	266,190	283,660	290,658
Prepaid expenses and other current assets	5,142	5,507	7,007	5,164
Total current assets	451,325	452,065	513,458	535,582
Property and equipment, net	96,240	98,914	98,055	95,577
Operating lease right-of-use assets	36,948	39,184	40,557	35,723
Other noncurrent assets	12,079	12,422	12,926	13,349
Deferred tax assets, net	1,934	1,273	11,322	11,138
Intangible assets, net	60,456	64,096	72,022	75,964
Goodwill	335,402	335,402	335,402	335,402
Total assets	$994,384	$1,003,356	$1,083,742	$1,102,735
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$74,011	$63,868	$110,165	$141,914
Accrued liabilities	16,176	16,753	23,616	26,363
Other current liabilities	8,588	8,783	15,815	21,224
Current portion of long-term debt	7,500	7,500	7,500	7,500
Current portion of lease liabilities	9,393	9,500	9,196	8,062
Total current liabilities	115,668	106,404	166,292	205,063
Long-term debt, less current portion, net	272,942	284,701	293,218	294,977
Lease liabilities, less current portion	28,556	30,570	31,828	28,103
Deferred tax liabilities, net	29	29	29	38
Other non-current liabilities	4,510	4,349	4,879	4,709
Total liabilities	421,705	426,053	496,246	532,890
Shareholders’ equity:
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding)	—	—	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 29,375,388, 29,241,561, 28,861,949, and 28,801,274 shares outstanding, respectively; 33,812,827, 33,679,000, 33,299,388, and 33,238,713 shares issued, respectively)	3	3	3	3
Additional paid in capital	447,684	441,883	431,415	427,961
Treasury shares at cost (4,437,439 shares)	(91,578)	(91,578)	(91,578)	(91,578)
Retained earnings	216,570	226,995	247,656	233,459
Total shareholders’ equity	572,679	577,303	587,496	569,845
Total liabilities and shareholders’ equity	$994,384	$1,003,356	$1,083,742	$1,102,735

ICHOR HOLDINGS, LTD.
Consolidated Statement of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 29, 2023	June 30, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Net sales	$196,761	$185,008	$355,643	$607,639	$978,349
Cost of sales	172,692	159,266	292,083	524,588	815,396
Gross profit	24,069	25,742	63,560	83,051	162,953
Operating expenses:
Research and development	5,188	5,188	4,859	14,689	14,617
Selling, general, and administrative	20,066	19,500	22,195	59,733	66,565
Amortization of intangible assets	3,639	3,960	3,959	11,565	13,963
Total operating expenses	28,893	28,648	31,013	85,987	95,145
Operating income (loss)	(4,824)	(2,906)	32,547	(2,936)	67,808
Interest expense, net	5,136	5,030	3,249	14,716	6,844
Other expense (income), net	29	100	(210)	913	(674)
Income (loss) before income taxes	(9,989)	(8,036)	29,508	(18,565)	61,638
Income tax expense	436	12,620	477	12,521	3,031
Net income (loss)	$(10,425)	$(20,656)	$29,031	$(31,086)	$58,607
Net income (loss) per share:
Basic	$(0.36)	$(0.71)	$1.01	$(1.07)	$2.04
Diluted	$(0.36)	$(0.71)	$1.00	$(1.07)	$2.02
Shares used to compute net income (loss) per share:
Basic	29,297,347	29,116,413	28,769,135	29,132,879	28,675,898
Diluted	29,297,347	29,116,413	29,050,396	29,132,879	28,965,834

ICHOR HOLDINGS, LTD.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 29, 2023	June 30, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Cash flows from operating activities:
Net income (loss)	$(10,425)	$(20,656)	$29,031	$(31,086)	$58,607
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	8,891	8,656	8,349	26,036	26,743
Share-based compensation	4,752	4,277	3,719	12,666	10,125
Deferred income taxes	(661)	11,072	(1,891)	9,388	(3,022)
Amortization of debt issuance costs	116	117	116	349	349
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(7,590)	26,933	(24,894)	32,971	(40,307)
Inventories	(710)	5,348	(331)	16,760	(54,525)
Prepaid expenses and other assets	2,624	3,281	1,570	8,610	4,031
Accounts payable	10,291	(2,029)	(6,055)	(34,756)	(18,508)
Accrued liabilities	(1,145)	(4,164)	4,237	(7,106)	6,823
Other liabilities	(2,155)	(5,892)	5,723	(13,774)	2,363
Net cash provided by (used in) operating activities	3,988	26,943	19,574	20,058	(7,321)
Cash flows from investing activities:
Capital expenditures	(2,405)	(4,015)	(8,045)	(13,239)	(22,458)
Cash paid for acquisitions, net of cash acquired	—	—	500	—	500
Net cash used in investing activities	(2,405)	(4,015)	(7,545)	(13,239)	(21,958)
Cash flows from financing activities:
Issuance of ordinary shares under share-based compensation plans	2,170	1,355	1,126	6,151	3,093
Employees' taxes paid upon vesting of restricted share units	(553)	(1,637)	(881)	(2,882)	(2,221)
Borrowings on revolving credit facility	—	—	—	—	25,000
Repayments on revolving credit facility	(10,000)	(5,000)	—	(15,000)	(10,000)
Repayments on term loan	(1,875)	(1,875)	(1,875)	(5,625)	(5,625)
Net cash provided by (used in) financing activities	(10,258)	(7,157)	(1,630)	(17,356)	10,247
Net increase (decrease) in cash	(8,675)	15,771	10,399	(10,537)	(19,032)
Cash at beginning of period	84,608	68,837	46,064	86,470	75,495
Cash at end of period	$75,933	$84,608	$56,463	$75,933	$56,463
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$5,281	$5,106	$3,162	$15,132	$6,457
Cash paid during the period for taxes, net of refunds	$512	$3,236	$836	$3,852	$2,335
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$145	$293	$1,625	$145	$1,625
Right-of-use assets obtained in exchange for new operating lease liabilities, including those acquired through acquisitions	$—	$842	$1,571	$3,103	$11,158

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Gross Profit to Non-GAAP Gross Profit
(dollars in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 29, 2023	June 30, 2023	September 30, 2022	September 29, 2023	September 30, 2022
U.S. GAAP gross profit	$24,069	$25,742	$63,560	$83,051	$162,953
Non-GAAP adjustments:
Share-based compensation	840	1,091	553	2,352	1,555
Fair value adjustment to inventory from acquisitions (1)	—	—	—	—	2,492
Other (2)	774	—	—	2,061	—
Non-GAAP gross profit	$25,683	$26,833	$64,113	$87,464	$167,000
U.S. GAAP gross margin	12.2%	13.9%	17.9%	13.7%	16.7%
Non-GAAP gross margin	13.1%	14.5%	18.0%	14.4%	17.1%
(1)As part of the purchase price allocation of our acquisition of IMG Companies, LLC (“IMG”) in November 2021, we recorded acquired-inventories at fair value, resulting in a fair value step-up. This amount represents the release of the step-up to cost of sales as acquired-inventories were sold.
(2)Included in this amount are severance costs associated with our global reduction-in-force programs.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Operating Income (Loss) to Non-GAAP Operating Income
(dollars in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 29, 2023	June 30, 2023	September 30, 2022	September 29, 2023	September 30, 2022
U.S. GAAP operating income (loss)	$(4,824)	$(2,906)	$32,547	$(2,936)	$67,808
Non-GAAP adjustments:
Amortization of intangible assets	3,639	3,960	3,959	11,565	13,963
Share-based compensation	4,752	4,277	3,719	12,666	10,125
Settlement loss (1)	—	—	1,046	—	4,146
Fair value adjustment to inventory from acquisitions (2)	—	—	—	—	2,492
Acquisition costs (3)	—	—	—	—	296
Other (4)	793	—	—	2,117	—
Non-GAAP operating income	$4,360	$5,331	$41,271	$23,412	$98,830
U.S. GAAP operating margin	(2.5)%	(1.6)%	9.2%	(0.5)%	6.9%
Non-GAAP operating margin	2.2%	2.9%	11.6%	3.9%	10.1%
(1)During the first and third quarters of 2022, we recorded non-recurring loss accruals of $3.1 million and $1.0 million, respectively, relating to expected settlements of employment-related legal matters.
(2)As part of the purchase price allocation of our acquisition of IMG, we recorded acquired-inventories at fair value, resulting in a fair value step-up. This amount represents the release of the step-up to cost of sales as acquired-inventories were sold.
(3)Included in this amount are transaction-related costs incurred in connection with our acquisition of IMG.
(4)Included in this amount are severance costs associated with our global reduction-in-force programs.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Net Income (Loss) to Non-GAAP Net Income
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 29, 2023	June 30, 2023	September 30, 2022	September 29, 2023	September 30, 2022
U.S. GAAP net income (loss)	$(10,425)	$(20,656)	$29,031	$(31,086)	$58,607
Non-GAAP adjustments (1):
Amortization of intangible assets	3,639	3,960	3,959	11,565	13,963
Share-based compensation	4,752	4,277	3,719	12,666	10,125
Settlement loss (2)	—	—	1,046	—	4,146
Fair value adjustment to inventory from acquisitions (3)	—	—	—	—	2,492
Acquisition costs (4)	—	—	—	—	296
Other (5)	793	—	—	2,117	—
Tax adjustments related to non-GAAP adjustments (6)	3,338	2,032	(2,401)	7,576	(5,771)
Tax expense from valuation allowance (7)	—	11,094	—	11,094	—
Non-GAAP net income	$2,097	$707	$35,354	$13,932	$83,858
U.S. GAAP diluted EPS	$(0.36)	$(0.71)	$1.00	$(1.07)	$2.02
Non-GAAP diluted EPS	$0.07	$0.02	$1.22	$0.47	$2.90
Shares used to compute non-GAAP diluted EPS	29,733,904	29,492,966	29,050,396	29,507,060	28,965,834
(1)All non-GAAP adjustments are presented on a gross basis; the related income tax effects, including current and deferred income tax expense, are included in the adjustment line under the heading "Tax adjustments related to non-GAAP adjustments".
(2)During the first and third quarters of 2022, we recorded non-recurring loss accruals of $3.1 million and $1.0 million, respectively, relating to expected settlements of employment-related legal matters.
(3)As part of the purchase price allocation of our acquisition of IMG, we recorded acquired-inventories at fair value, resulting in a fair value step-up. This amount represents the release of the step-up to cost of sales as acquired-inventories were sold.
(4)Included in this amount are transaction-related costs incurred in connection with our acquisition of IMG.
(5)Included in this amount are severance costs associated with our global reduction-in-force programs.
(6)Adjusts U.S. GAAP income tax expense for impact of our non-GAAP adjustments, which are presented on a gross basis, including the impacts of excluding share-based compensation and amortization of intangible assets. The adjustment reflects income tax benefits generated from U.S. taxable losses, on a non-GAAP basis, as we do not have a valuation allowance against our U.S. federal and state deferred tax assets on a non-GAAP basis. Refer to footnote 7 below.
(7)During the second quarter of 2023, we recorded a valuation allowance of $11.1 million against our U.S. federal and state deferred tax assets. The valuation allowance was recorded based on an assessment of available positive and negative evidence, including an estimate of being in a three-year cumulative loss position in the U.S. by the end of 2023, projections of future taxable income, and other quantitative and qualitative information. On a non-GAAP basis, we added back the expense associated with our recognition of a valuation allowance against our U.S. federal and state deferred tax assets, because recording a valuation allowance would not have been appropriate, as we were in, and expect to remain in a three-year cumulative U.S. income position on a non-GAAP basis.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Net Cash Provided by (Used in) Operating Activities to Free Cash Flow
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 29, 2023	June 30, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Net cash provided by (used in) operating activities	$3,988	$26,943	$19,574	$20,058	$(7,321)
Capital expenditures	(2,405)	(4,015)	(8,045)	(13,239)	(22,458)
Free cash flow	$1,583	$22,928	$11,529	$6,819	$(29,779)